Exhibit 99.1

May 10, 2017

For more information, contact:

Michael P. Windisch, Chief Accounting Officer, Ramaco Resources, Inc.

859-244-7455

mpw@ramacocoal.com

RAMACO RESOURCES, INC. ANNOUNCES FIRST QUARTER 2017 RESULTS

Lexington, Kentucky - Ramaco Resources, Inc. (NASDAQ:METC) (“Ramaco Resources”) today announced its results for the quarter ended March 31, 2017 reflecting its first quarter of production and coal sales as well as the continued development of its metallurgical coal properties.

Ramaco Resources reported a net loss of $3.1 million, or $0.10 per share for the quarter ending March 31, 2017 compared with a net loss of $3.8 million, or $0.17 per share, for the quarter ending March 31, 2016. Excluding a one-time charge of $2.1 million, adjusted net loss per share for the quarter ending March 31, 2017 was $0.03 per share, and excluding a one-time charge of $3.1 million, adjusted net loss in the quarter ended March 31, 2016 was $0.03 per share.1 Revenues in the quarter totaled $11.5 million compared to none in the first quarter of 2016.

“We produced and sold our first coal from our Alma mine at the Elk Creek mine complex this quarter and remain excited about the future prospects at Elk Creek,” said Michael Bauersachs, President and Chief Executive Officer of Ramaco Resources. “Construction of our Elk Creek preparation plant remains on schedule for completion in mid-summer. The activation of this infrastructure will open up significant opportunities for us moving forward,” Bauersachs concluded.

1 “Adjusted net loss” is not presented in accordance with general accepted accounting principles in the United States (“GAAP”). Please see the supplemental financial information at the end of this news release for a reconciliation of the non-GAAP financial measure of adjusted net loss.

For the quarter ended March 31, 2017, Ramaco Resources had coal sales revenues of $9.9 million on the sale of 55,770 tons of produced coal and 35,281 tons of purchased coal. Third-party coal processing at Knox Creek accounted for the $1.6 million balance of the revenues for the period. Cost of sales and processing totaled $10.8 million in the first quarter of 2017, resulting in a gross margin of $0.7 million. Last year, in the first quarter of 2016, Ramaco Resources had no revenue or cost of sales as it was still in the mine-development mode.

Other expenses during the first quarter of 2017 totaled $3.8 million, including a $2.1 million one-time charge for equity-based compensation and $1.1 million in selling, general and administrative expenses. The one-time charge arose from the accelerated vesting of executive stock options as a result of Ramaco Resources’ initial public offering in February 2017 (the “Initial Public Offering”). Total expenses in the first quarter of 2016 were $3.8 million, which included a $3.1 million write-off of costs associated with a proposed financing that was not consummated. Selling, general and administrative expenses in the first quarter of 2017 of $1.1 million, excluding the one-time charge, were significantly higher than the $0.4 million incurred in the same period of 2016 as Ramaco Resources continued to grow its organization.

In the first quarter of 2017, Ramaco Resources invested $17.2 million in its planned mining operations and supporting infrastructure, including $10 million for the new Elk Creek preparation plant and rail line. Ramaco Resources’ total investment in this facility, which is expected to be completed in the third quarter of 2017 will exceed $32 million.

“With our continuing investments in mines and infrastructure, Ramaco Resources is positioning itself strategically to play a meaningful role in the future metallurgical coal markets,” Randall Atkins, Ramaco Resources’ Executive Chairman stated. “Given our low cost structure, our long-term goal is to be an active participant in both the domestic and export metallurgical coal markets and to be prepared to respond quickly to any significant upward price movements. The recent supply disruption in Australia caused by Cyclone Debbie is a good example,” Atkins continued.

“We successfully completed our mine development financing program with our Initial Public Offering on February 8, 2017 in which Ramaco Resources raised net proceeds of approximately $43.7 million from its sale of 3.8 million shares,” Atkins added. “The liquidity offered by both the Initial Public Offering and our August 2016 private issuance of $90 million of Series A preferred units has enabled Ramaco Resources to fully fund its mine development program without having to incur debt,” Atkins concluded. At March 31, 2017, Ramaco Resources had liquidity of approximately $78 million.

About Ramaco Resources, Inc.

Ramaco Resources is an operator and developer of high-quality, low cost metallurgical coal in central and southern West Virginia, southwestern Virginia and southwestern Pennsylvania.

Conference Call

Ramaco Resources will hold its quarterly conference call and webcast at 9:00 AM Eastern Time (ET) on Thursday, May 11, 2017 to present its results for the first quarter of 2017 and discuss its business and market outlook for the balance of the year.

The conference call can be accessed by calling 1-844-852-8392 domestically or 1-703-639-1226 internationally. The webcast for this release will be accessible by visiting http://edge.media-server.com/m/p/pcih8ojw.

Dissemination of Company Information

Ramaco Resources intends to make future announcements regarding its developments and financial performance through its website at www.ramacoresources.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Ramaco Resources, Inc.

Consolidated Balance Sheet

	March 31, 2017	December 31, 2016

Assets
Current assets
Cash and cash equivalents	$13,968,046	$5,196,914
Short-term investments	59,652,571	55,237,747
Accounts receivable	1,573,996	914,741
Inventory	2,170,307	1,518,638
Prepaid expenses	1,075,826	388,921
Total current assets	78,440,746	63,256,961

Property, plant and equipment - net	63,712,525	46,433,726

Long-term investments	5,199,278	5,199,077
Advanced coal royalties	2,050,000	2,050,000
Deferred offering costs	-	2,247,974
Other	21,841	21,354

Total Assets	$149,424,390	$119,209,092

Liabilities and Equity

Liabilities
Current liabilities
Accounts payable	$10,117,174	$8,955,884
Accrued expenses	2,294,485	1,174,904
Distributions payable	1,499,840	3,905,224
Asset retirement obligations	863,092	693,796
Note payable	-	500,000
Other	43,952	127,048
Total current liabilities	14,818,543	15,356,856

Asset retirement obligations	9,560,035	9,434,838
Note payable - Ramaco Carbon, LLC	-	10,629,275
Total liabilities	24,378,578	35,420,969

Commitments and contingencies	-	-

Series A preferred units	-	88,773,933

Equity
Preferred stock, 50,000,000 shares authorized, none outstanding	-	-
Common stock, 260,000,000 shares authorized, 39,062,576 shares outstanding	390,626	-
Contributed capital	-	13,265,547
Additional paid-in capital	147,623,351	-
Accumulated losses	(22,968,165)	(18,251,357)
Total equity	125,045,812	(4,985,810)

Total Liabilities and Equity	$149,424,390	$119,209,092

Ramaco Resources, Inc.

Consolidated Statement of Operations

	Three Months Ended March 31,
	2017	2016

Revenue
Coal sales	$9,851,978	$-
Coal processing	1,686,294	-
Total revenue	11,538,272	-
Costs and expenses
Cost of coal sales (exclusive of items shown separately below)	9,837,613	-
Cost of coal processing (exclusive of items shown separately below)	1,008,299	-
Other operating costs and expenses	17,300	71,565
Asset retirement obligation accretion	101,277	20,135
Depreciation, depletion and amortization	156,127	-
Professional fees	314,778	3,341,628
Selling, general and administrative	3,286,585	399,995
Total costs and expenses	14,721,979	3,833,323

Operating loss	(3,183,707)	(3,833,323)

Interest expense	(22,608)	(1,242)
Interest and dividend income	113,172	-

Net loss	$(3,093,143)	$(3,834,565)

Unaudited pro forma basic and fully diluted loss per share	$(0.10)	$(0.17)

Ramaco Resources, Inc.

Adjusted Net Loss and Adjusted Pro Forma Net Loss Per Share

(Unaudited)

Adjusted net loss and adjusted pro forma net loss per basic and diluted share are adjusted for the after-tax impact of unusual, generally one-time, items of income and expenses and are not measures of financial performance in accordance with generally accepted accounting principles. We believe adjusted net loss and adjusted net loss per basic and diluted share better portray Ramaco Resources’ operations and the trend of future results by excluding items related to significant unusual transactions. The measures derived by making these adjustments are important in understanding and assessing our financial performance and condition. Adjusted net loss and adjusted net loss per basic and diluted share should not be considered in isolation, nor as an alternative to net income or loss or to net income or loss per share under generally accepted accounting principles.

	Three Months Ended March 31
	2017	2016
Net loss	$(3,093,143)	$(3,834,565)

Equity-based compensation	2,145,333	-
Write off deferred offering expenses	-	3,089,079

Adjusted net loss	$(947,810)	$(745,486)

Weighted average number of shares	32,068,708	22,498,150

Pro forma basic and diluted:
Net loss per share	$(0.10)	$(0.17)
Equity-based compensation	$0.07	$-
Write off deferred offering expenses	$-	$0.14
Adjusted net loss per pro forma basic and fully diluted share	$(0.03)	$(0.03)